Exhibit 32.1

CERTIFICATION OF

CHIEF EXECUTIVE OFFICER

OF RHINO GP LLC

PURSUANT TO 18 U.S.C. SECTION 1350

In connection with this Quarterly Report on Form 10-Q of Rhino Resource Partners LP (the “Partnership”) for the quarter ended June 30, 2018 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Richard A. Boone, as President and Chief Executive Officer of the Partnership, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes Oxley Act of 2002, that, to his knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

Date: August 10, 2018

/s/ Richard A. Boone
Richard A. Boone
President, Chief Executive Officer and Director